UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2009

Equinix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement. On October 21, 2009, Equinix, Inc., a Delaware corporation (“Equinix”), Switch & Data Facilities Company, Inc., a Delaware corporation (“Switch and Data”) and Sundance Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Equinix (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Sub will be merged with and into Switch and Data, with Switch and Data surviving as a wholly-owned subsidiary of Equinix (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of and as a result of the Merger, each outstanding share of common stock of Switch and Data (other than dissenting shares and shares held by Switch and Data as treasury stock or owned by Equinix) will be converted into merger consideration that will consist of 0.19409 shares of Equinix’s common stock, $19.06 in cash or a combination of shares of Equinix’s common stock and cash. The Merger Agreement provides that Switch and Data stockholders will have the opportunity to elect whether they would prefer to receive 0.19409 shares of Equinix’s common stock or $19.06 in cash for each share of Switch and Data common stock that they hold. The Merger Agreement further provides that the overall consideration to be paid by Equinix in the Merger will consist 80% of Equinix common stock and 20% of cash. Accordingly, in the event that holders of more than 80% of Switch and Data’s common stock elect to receive Equinix common stock or holders of more than 20% of Switch and Data’s common stock elect to receive cash, the Merger Agreement provides that the merger consideration will be pro-rated to achieve these proportions.

The Merger Agreement contains provisions designed to cause the Merger to qualify as a tax-free exchange to Switch and Data’s stockholders with respect to the stock portion of the merger consideration. To the extent necessary to achieve this treatment, the merger consideration may be adjusted such that a portion of the merger consideration otherwise payable to Switch and Data stockholders in cash is instead paid in Equinix common stock.

The Merger Agreement provides that options to acquire Switch and Data common stock and Switch and Data restricted stock units outstanding immediately prior to the consummation of the Merger will, upon consummation of the Merger, be converted into economically equivalent options to acquire shares of Equinix common stock or Equinix restricted stock units, respectively.

Consummation of the Merger is subject to customary closing conditions, including, among others, (i) approval of the Merger and adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Switch and Data’s common stock; (ii) expiration or termination of the applicable Hart-Scott-Rodino waiting period and certain other regulatory approvals; (iii) the effectiveness of an Equinix registration statement covering the Equinix shares to be issued to Switch and Data stockholders; (iv) the delivery of customary opinions from counsel to Equinix and Switch and Data that the Merger will qualify as a tax-free reorganization for federal income tax purposes; (v) subject to certain exceptions, the accuracy of representations of Equinix and Switch and Data; (vi) the absence of a material adverse effect on Equinix or Switch and Data; (vii) no greater than 10% of the outstanding shares of Switch and Data common stock having exercised dissenter’s rights; (viii) the receipt of certain contractual consents and agreements from third parties; and (ix) other customary conditions, including the absence of any law, regulation or government order prohibiting the Merger.

The Merger Agreement contains customary representations, warranties and covenants by Equinix and Switch and Data to one another.

The Merger Agreement contains certain termination rights for both Equinix and Switch and Data and provides that upon termination of the Merger Agreement under specified circumstances Switch and Data may be required to pay Equinix a termination fee equal to $26,757,615.

The boards of directors of Equinix and Switch and Data have unanimously approved the Merger Agreement.

Voting Agreement. Concurrently with the execution of the Merger Agreement, each of Switch and Data’s directors and executive officers and certain of its significant stockholders entered into a voting agreement (the “Voting Agreement”) with Equinix. Pursuant to the Voting Agreement, such directors, executive officers and significant stockholders have agreed in their individual capacities to vote shares representing 35% of Switch and Data’s outstanding shares in favor of the Merger. The Voting Agreement restricts transfers of shares by the signatories thereto.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Equinix, Switch and Data or any of their respective subsidiaries.

The foregoing descriptions of the Merger Agreement and the Voting Agreement are qualified in their entirety by reference to the Merger Agreement and the Voting Agreement, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and which are incorporated herein by reference.

Item 8.01	Other Events.

On October 21, 2009, Equinix and Switch and Data issued a joint press release announcing the signing of the Merger Agreement. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Important Additional Information

This communication may be deemed to be solicitation material in respect of the proposed transaction between Equinix and Switch and Data. In connection with the proposed transaction involving Equinix and Switch and Data, Equinix plans to file with the SEC a Registration Statement on Form S-4 containing a Proxy Statement/Prospectus and each of Equinix and Switch and Data plans to file with the SEC other documents regarding the proposed transaction. The definitive Proxy Statement/ Prospectus will be mailed to stockholders of Switch and Data. SWITCH AND DATA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Equinix and Switch and Data through the website maintained by the SEC at www.sec.gov. In addition, Switch and Data stockholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Equinix by directing a request to Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, CA 94404, Attention: Investor Relations (telephone: 888-222-1162) or going to Equinix’s corporate website at www.equinix.com, or from Switch and Data by directing a request to Switch & Data Facilities Company, Inc., 1715 Westshore Boulevard, Suite 650, Tampa, FL 33607, Attention: Investor Relations (telephone: 866-797-2633) or going to Switch and Data’s corporate website at www.switchanddata.com.

Equinix, Switch and Data and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Equinix’s directors and executive officers is contained in its annual proxy statement filed with the SEC on April 23, 2009. Information regarding Switch and Data’s directors and executive officers is contained in Switch and Data’s annual proxy statement filed with the SEC on April 6, 2009. Additional information regarding the interests of such potential participants will be included in the Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

2.1	Agreement and Plan of Merger dated October 21, 2009, by and among Equinix, Inc., Switch & Data Facilities Company, Inc. and Sundance Acquisition Corporation.*

2.2	Voting Agreement dated October 21, 2009, by and among Equinix, Inc. and certain directors, executive officers and significant stockholders of Switch & Data Facilities Company, Inc.

99.1	Press Release dated October 21, 2009.

*	Certain schedules have been omitted and Equinix agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equinix, Inc.

October 21, 2009	By:	/s/ KEITH D. TAYLOR
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated October 21, 2009, by and among Equinix, Inc., Switch & Data Facilities Company, Inc. and Sundance Acquisition Corporation.*

2.2	Voting Agreement dated October 21, 2009, by and among Equinix, Inc. and certain directors, executive officers and significant stockholders of Switch & Data Facilities Company, Inc.

99.1	Press Release dated October 21, 2009.

*	Certain schedules have been omitted and Equinix agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.